Continental Materials Corporation Reports Unaudited Fiscal Third Quarter Results

CHICAGO, IL -- (Marketwired - November 13, 2013) - Continental Materials Corporation (NYSE MKT: CUO) today reported a net loss of $242,000 for the third quarter ended September 28, 2013 or 15 cents per diluted share compared to the net loss of $191,000 or 11 cents per diluted share for the third quarter ended September 29, 2012.

Consolidated sales in the third quarter of 2013 were $28,865,000, a decrease of $301,000 or 1.0% compared to the third quarter of 2012. Sales in the Concrete, Aggregates and Construction Supplies (CACS) segment declined $858,000 (6.8%). An increase in ready mix concrete sales was more than offset by lower sales of aggregates and construction supplies. The lower aggregate sales reflect the low production yields from the Company's Pueblo gravel operation. Sales in the Door segment were $908,000 (29.5%) higher in the third quarter of 2013 compared to the comparable 2012 quarter. Sales in the Heating and Cooling segment were $796,000 (10.4%) lower in the third quarter of 2013 compared to the same period in 2012. The lower sales for this segment are attributable to a still weak demand for fan coils due to a slow pace of new hotel construction. Sales in the Evaporative Cooling segment were $531,000 (9.4%) higher in the third quarter of 2013 compared to the third quarter of the prior year. The higher evaporative cooler sales reflect a combination of moderately higher unit volume and an increase in average selling prices.

The operating loss in the third quarter of 2013 was $337,000 compared to an operating loss of $165,000 in the third quarter of the prior year. The operating loss of the CACS segment was $520,000 higher in the third quarter of 2013 compared to the same quarter of 2012.

Net interest expense was $95,000 in the third quarter of 2013 compared to $135,000 in the third quarter of 2012. The lower interest expense was largely due to the decreased level of debt.

Consolidated sales in the first nine months of 2013 were $87,935,000, an increase of $4,626,000 or 5.6% compared to the first nine months of 2012. Sales at all four of the Company's segments were higher in 2013 except for the Heating and Cooling segment. Sales in the CACS segment increased $2,063,000 (7.0%) while sales in the Door segment improved by $2,582,000 (27.1%). The increase in sales in these two segments is reflective of the continuing but moderate improvement in the southern Colorado construction markets. Sales in the combined HVAC businesses were only about .5% higher in the first nine months of 2013 compared to the first nine months of 2012 as a $791,000 improvement in the Evaporative Cooling segment was offset by a $580,000 decline in the Heating and Cooling segment.

The results for the first nine months of 2013 include charges of $726,000 pertaining to WEI. This subsidiary was established for the purpose of serving as the exclusive North American distributor of a product being developed by a third party. The performance of the product in a series of laboratory tests was not satisfactory. The owner of the technology and intellectual property ceased further development in 2013. The sole employee of WEI was terminated in February 2013. A settlement with this employee was reached in July 2013. The expenses for 2013 include a charge of $352,000 to establish a reserve for a note receivable from this employee and a severance payment of $225,000. The 2013 expenses also include approximately $50,000 of legal expenses incurred in connection with negotiating the settlement agreement. The expenses of WEI in the first nine months of 2012, including compensation of the sole employee, were approximately $268,000. The Company expects that any future expenses related to WEI, if any, will be minimal.

The operating loss, including the WEI expenses of $726,000, in the first nine months of 2013 was $1,096,000 compared to an operating loss of $2,329,000 in the first nine months of the prior year. The prior year operating loss included $268,000 of expenses associated with WEI. The lower operating loss is reflective of improved operating results at all four of the Company's segments. Substantially lower legal and depreciation expenses in the CACS segment were partially offset by the losses in its Pueblo aggregates operation.

In the first nine months of 2013 net interest expense was $274,000 compared to $400,000 in the first nine months of 2012. As discussed in the three-month discussion above, the lower interest expense was largely due to the decreased level of debt.

Income taxes are recorded based upon the effective rate for the year estimated at the end of each quarter. The effective rate estimated as of September 28, 2013 was a benefit of 36.5% compared to an estimated benefit of 37.0% for the first nine months of 2012.

CAUTIONARY STATEMENT -- Statements in this document that are not historical facts are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained in the company's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the company's ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                      CONTINENTAL MATERIALS CORPORATION
                        SUMMARY OF SALES AND EARNINGS
                                 (Unaudited)

                            Three Months Ended         Nine Months Ended
                          September    September    September    September
                           28, 2013     29, 2012     28, 2013     29, 2012
                         -----------  -----------  -----------  -----------

Sales                    $28,865,000  $29,166,000  $87,935,000  $83,309,000

Operating loss              (337,000)    (165,000)  (1,096,000)  (2,329,000)

Interest expense, net        (95,000)    (135,000)    (274,000)    (460,000)

Other income, net              1,000        3,000       19,000       17,000
                         -----------  -----------  -----------  -----------

Loss from continuing
 operations before
 income taxes               (431,000)    (297,000)  (1,351,000)  (2,772,000)

Benefit for income taxes     189,000      106,000      493,000    1,026,000
                         -----------  -----------  -----------  -----------

Net loss from continuing
 operations                 (242,000)    (191,000)    (858,000)  (1,746,000)

Loss from discontinued
 operation net of income
 tax benefit                      --           --           --       (9,000)
                         -----------  -----------  -----------  -----------

Net loss                 $  (242,000) $  (191,000) $  (858,000) $(1,755,000)
                         ===========  ===========  ===========  ===========

Net loss per basic and
 diluted share:
  Continuing operations  $      (.15) $      (.11) $      (.52) $     (1.07)
  Discontinued
   operations                   (.00)        (.00)        (.00)        (.00)
                         -----------  -----------  -----------  -----------
  Net loss per basic and
   diluted share         $      (.15) $      (.11) $      (.52) $     (1.07)
                         ===========  ===========  ===========  ===========

Average shares
 outstanding               1,639,000    1,634,000    1,642,000    1,634,000
                         ===========  ===========  ===========  ===========

CONTACT:
Mark S. Nichter
(312) 541-7207